EXHIBIT 99.1

Grove, Inc. Announces Fiscal Year 2021 Audited Financial Results

Revenues Reach $24.1 Million, a 250% Increase Over 2020

Net earnings of $2.9 Million or $.25 per share

HENDERSON, NV / September 29, 2021 / Grove, Inc. (NASDAQ:GRVI) ("Grove" or the "Company"), a global innovator in hemp, health, and wellness, today announced audited financial results for its fiscal year ended June 30, 2021 which surpassed preliminary results issued on June 28, 2021. Investors are encouraged to read the Company’s annual report on Form 10-K which was filed with the Securities and Exchange Commission (the “SEC”), contains additional information, and is posted at https://groveinc.io/

Financial Highlights

•	$24.1 million in revenue
•	$2.9 million in net income
•	$0.25 basic earnings per share
•	$2.9 million in cash flow provided by operations
•	$3.2 million in adjusted EBITDA
•	Strong Margin expansion quarter over quarter
•	Strong Revenue growth Quarter over Quarter
•	4th Quarter revenues of 10.64M surpassed a 361% growth over 4th quarter revenues in the prior year

Allan Marshall, Chief Executive Officer of Grove, stated, “Our team surpassed every internal and external projection for revenue growth, income growth, earnings per share and customer acquisition numbers. We finished the year with exceptional growth and significant momentum in the second half of the year. Our team has found a way to grow while maintaining profits in an industry that historically has not been able to produce these types of results. We enter 2022 with momentum and look to continue our outperformance in the current year”

Andrew Norstrud, Chief Financial Officer of Grove, stated, “Cash flow quarter over quarter exceeded our projections and ended with our strongest quarter to date. The company finished the quarter with $14.5 million in cash and minimal debt that has since been paid. The balance sheet is strong with net working capital of $12.5 million and stockholders’ equity of $21.2 million. The company’s financial position strengthened every quarter and we finished with great momentum.”

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Liquidity and Capital Resources

Working Capital

	As of June 30, 2021	As of June 30, 2020
Current assets	$18,293,083	$2,649,674
Current liabilities	$5,819,161	$3,519,434
Working capital	$12,473,922	$(869,760)

Cash Flows

	Years Ended June 30,
	2021	2020
Cash flows provided by (used in) operating activities	$2,939,306	$(4,164,746)
Cash flows used in investing activities	(1,281,007)	(1,462,915)
Cash flows provided by financing activities	11,988,395	2,817,746
Net increase (decrease) in cash during period	$13,646,694	$(2,809,915)

At June 30, 2021, the Company had cash of $14,534,211 or an increase of $13,646,694 from June 30, 2020. The increase of cash provided by operating activities is primarily related to the net income and the sale of the Company common stock.

About Grove, Inc.

Grove, Inc. is in the business of developing, producing, marketing and selling quality products and end consumer products containing the industrial hemp plant extract Cannabidiol (“CBD”), as well as diversified products in other verticals . The Company sells to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors. It seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

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Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's business strategy, product development and industry trends. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, charges and gains or losses from extinguishment of debt and other non-cash items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Operations, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere are provided in the schedules that are a part of this document.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
Year Ended June 30,

	2021	2020
Net income (Net loss) GAAP	$2,978,948	$(5,383,673)
Income tax	(1,282,815)	-
Interest expense, net	530,449	138,406
Depreciation and amortization	1,030,021	611,346
Stock compensation	738,932	372,770
Impairment of lease cancellation	-	588,347
Gain on lease settlement	(387,860)	-
Gain on SBA PPP loan extinguishment	(403,277)	-
Gain on sale of asset	(8,708)	(180,211)
Non-GAAP adjusted EBITDA	$3,195,690	$(3,853,015)

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Grove Inc

Consolidated Balance Sheets

	June 30,	June 30,
	2021	2020

ASSETS
Current assets
Cash	$14,534,211	$887,517
Accounts receivable, net of allowance for doubtful accounts of $57,500 and $10,000, respectively	1,277,662	165,147
Inventory	2,094,952	1,448,448
Prepaid expenses and other current assets	386,258	148,562
Total current assets	18,293,083	2,649,674

Property and equipment, net	2,832,400	1,687,273
Intangible assets, net	1,845,166	1,240,260
Goodwill	2,413,813	493,095
Deferred tax asset	1,403,591	-
Other assets	49,068	37,068
Right-of-use asset	417,443	294,835
Total other assets	8,961,481	3,752,531

Total assets	$27,254,564	$6,402,205

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,604,723	$484,333
Accrued compensation	1,020,936	195,399
Deferred revenue	485,973	473,320
Accrued liabilities	296,021	221,664
Acquisition payable	1,764,876	-
Current portion of notes payable	447,100	183,595
Convertible notes payable	-	1,500,000
Current portion of operating lease payable	199,532	461,123
Total current liabilities	5,819,161	3,519,434

Notes payable, net of current portion	-	365,350
Operating lease payable, net of current portion	217,430	338,040
Total long-term liabilities	217,430	703,390

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 0 shares issued and outstanding, respectively	500	-
Common stock, $0.001 par value, 100,000,000 shares authorized, and 15,262,394 and 10,222,223 shares issued and outstanding, respectively	15,262	10,223
Additional paid in capital	25,372,247	7,314,341
Accumulated deficit	(4,170,036)	(7,098,984)
Total stockholders' equity attributable to Grove, Inc.	21,217,973	225,580
Non-controlling interest in subsidiary	-	1,953,801
Total stockholders' equity	21,217,973	2,179,381

Total liabilities and stockholders' equity	$27,254,564	$6,402,205

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Grove Inc.

Consolidated Statements of Operations

	Year Ended June 30,
	2021	2020

Revenue
Product revenue	24,095,025	6,159,013
Trade show revenue	-	1,253,847
	24,095,025	7,412,860

Product costs	12,196,123	4,280,909
Trade show costs	-	561,988
	12,196,123	4,842,897

Gross profit	11,898,902	2,569,963

Operating expenses
Sales and marketing	2,388,211	1,370,964
General and administrative expenses	8,083,954	6,037,329
	10,472,165	7,408,293

Income (loss) from operations	1,426,737	(4,838,330)

Other expense (income), net
Interest expense (income), net	530,449	138,406
Gain on sale of assets	(8,708)	(180,211)
Gain on SBA PPP loan extinguishment	(403,277)	-
Settlement of cancelled lease	(387,860)	-
Impairment of cancelled lease expense	-	588,347

Other expense (income), net	(269,396)	546,542

Income (loss) before income tax	1,696,133	(5,384,872)

Income tax benefit (expense)	1,282,815	-

Net income (loss)	2,978,948	(5,384,872)
Net loss attributable to noncontrolling interest	-	(1,199)
Deemed dividend related to the issuance of Series A Preferred Stock	(50,000)	-
Net income (loss) attributable to Grove, Inc.	$2,928,948	$(5,383,673)

Basic income (loss) per share	$0.25	$(0.53)

Diluted income (loss) per share	$0.21	$(0.53)

Weighted average shares outstanding	11,930,378	10,097,075

Fully diluted weighted average shares outstanding	14,257,934	10,097,075

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